Midwest Express Holdings, Inc.
                                                6744 South Howell Avenue
                                                Oak Creek, Wisconsin  53154-1402
                                                414-570-4000
                                                www.midwestairlines.com
                                                Traded: NYSE - MEH

Media Inquiries: Carol Skornicka, 414-570-3980, 888-360-4782 or
Carol.Skornicka@midwestairlines.com
Analyst/Investor Inquiries: Dennis O'Reilly, 414-570-3954 or
Dennis.O'Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE
October 23, 2003


             MIDWEST EXPRESS HOLDINGS REPORTS THIRD QUARTER RESULTS

Third Quarter 2003 Summary
o  Operating revenue of $94.9 million
o Operating loss of $5.1 million, including a $5.8 million charge for restructuring costs
o Net loss of $3.6 million or $0.23 per share, including a $3.8 million charge or $0.24 per share for restructuring costs
o Higher fuel prices negatively impacted operating results by $1.8 million or $0.08 per share

Milwaukee, Wisconsin, October 23, 2003 - Midwest Express Holdings, Inc. (NYSE:
MEH) today reported financial results for its Midwest Airlines and Skyway Airlines (dba Midwest Connect) operations. Company management will discuss the results in a conference call with industry analysts and institutional investors at 1 p.m. Central time on Thursday, October 23. The discussion will be available simultaneously in a listen-only mode and for at least the following 30 days at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MEH&script=2100.

"We realized significant improvement in our quarterly results despite continued high fuel costs and deterioration in the revenue environment caused by intense competition in the Milwaukee market," explained Timothy E. Hoeksema, chairman and chief executive officer. "Costs related to restructuring resulted in an overall loss for the quarter, but those efforts were essential to our plan to return to profitability."

The company incurred $5.8 million in pre-tax restructuring costs in the quarter, consisting of two charges. A $4.0 million loss was recorded on a sale/leaseback transaction for an MD-80 aircraft, while legal and other professional fees associated with the restructuring totaled $1.8 million.

Comparing third quarter 2003 to third quarter 2002, operating revenue decreased 8.7% to $94.9 million. Operating results improved to a $5.1 million loss from a $13.4 million loss, while net loss improved to $3.6 million from $8.6 million in the same quarter a year ago. Per share results improved to a $0.23 loss from a $0.55 loss in the third quarter of 2002.


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Midwest Express Holdings
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Year to date, operating revenue decreased 11.7% to $285.9 million. Operating results improved to a $28.6 million loss from a $44.1 million loss, while net loss fell to $11.7 million from $3.8 million in the first nine months last year. Results per share fell to a $0.75 loss from a $0.26 loss in the first nine months of 2002.

Hoeksema pointed out that operational performance at Midwest and Midwest Connect remains exceptional. Despite an increase in weather-related cancellations due to Hurricane Isabel, Midwest Airlines completed 98.6% of scheduled flights and Midwest Connect 99.1% in the quarter. On-time performance exceeded goals at both carriers for the quarter, and baggage handling statistics remain at the top of the industry.

At Midwest Airlines, revenue per scheduled service available seat mile increased 3.0% in the quarter; an 11.9 percentage point improvement in load factor offset a 14.9% decrease in revenue yield. Load factor improved due to capacity reductions, while yields were affected by lower business fares, reduced business travel demand due to the stagnant economy, increased competition from other airlines and the overall depressed pricing environment.

Midwest Airlines' per-gallon fuel costs increased 13.3% in the quarter from a year earlier. Into-plane fuel prices were $0.11 more per gallon, resulting in a $1.6 million unfavorable price variance and increasing per share loss by $0.07.

Cost per available seat mile (unit costs) at Midwest Airlines increased 1.0% (decreased 0.9% holding fuel price constant) from third quarter 2002, due in part to a 16.1% reduction in capacity. Companywide cost-reduction initiatives - which lowered costs related to labor, distribution, dining services and maintenance - helped offset higher fuel prices, lease costs for the new Boeing 717 aircraft, and increased legal and professional services costs associated with the company's restructuring plan. Excluding restructuring costs and holding fuel price constant, unit costs declined 7.9%.

At Midwest Connect, revenue per scheduled service available seat mile increased 8.9%. Load factor increased 11.0 percentage points due to a 13.5% increase in traffic, but revenue yield fell 13.7% due to the reduction in business travel, depressed industrywide pricing and longer flight lengths with lower yields. Despite a 7.8% reduction in capacity, cost per available seat mile decreased 3.8% (5.0% holding fuel price constant) due to a decrease in labor and distribution costs, and an increase in average trip lengths. Midwest Connect into-plane fuel prices were $0.09 per gallon more in the third quarter, generating an unfavorable $0.2 million price variance, or $0.01 per share.


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Midwest Express Holdings
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Note: Cost per available seat mile holding fuel price constant is an industry measurement that provides management and investors the ability to measure and monitor company performance absent fuel price volatility. Providing unit costs excluding restructuring costs also provides better information to evaluate trends. (See reconciliation table.)

Hoeksema noted that the company currently has more than $55 million in unrestricted cash, compared to $35 million at the end of the second quarter. The current cash position includes the net funds received from the completed portion of the recently announced financing. Capital spending totaled $2.9 million in the quarter, primarily associated with the modification of aircraft for Midwest Airlines' new Saver Service and the acquisition of additional spare parts to support the Boeing 717 aircraft program.

During the third quarter, Midwest Express Holdings completed major elements of a comprehensive restructuring plan designed to restore it to long-term financial health:

o Renegotiation of aircraft finance agreements with aircraft lessors and lenders.
o Labor cost savings and productivity improvements from the company's employee unions, and identification of process and productivity enhancements for non-represented employees.
o    Adjustment of the company's fleet plan and delivery schedules.
o    Arrangements, previously announced, to secure additional financing.
o The intention to complete a sale/leaseback of the Midwest Airlines headquarters facility.
o Introduction of Midwest Airlines' new low-fare Saver Service, which complements the airline's traditional Signature Service and Midwest Connect's regional service by allowing the airline to offer a portfolio of services and better position it competitively.

Additionally in the third quarter:

o Midwest Airlines placed three additional Boeing 717 aircraft in service, bringing to eight the total number of 717 aircraft in its fleet.
o Midwest Airlines joined forces with Milwaukee-based The Mark Travel Corporation to offer new opportunities and value to leisure travelers. Midwest named Mark Travel to operate its leisure vacation program, Midwest Vacations, starting in 2004. In addition, Midwest Airlines will provide Funjet Vacations - the flagship brand of Mark Travel - with aircraft capacity on some of Funjet's most popular routes.
o Travel+Leisure named Midwest Airlines "Best Domestic Airline" in its 2003 World's Best Awards competition. Midwest has won the title five of the eight years it has been awarded.
o The 2003 Conde Nast Traveler Business Travel Awards poll named Midwest Airlines "Top Domestic Airline" in the single class airline category - the sixth year in a row Midwest has taken a top honor in the poll. Midwest also made the top-five list in the single class value for cost category.




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Midwest Express Holdings
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In the fourth quarter:

o On October 1, Midwest Airlines launched nonstop Signature Service between Kansas City and Orange County - with one-stop or connecting service from Milwaukee and connecting service from cities throughout the Midwest.
o Midwest Airlines will expand its low-fare Saver Service to Ft. Lauderdale, Ft. Myers and Tampa, Florida, coinciding with the November resumption of the airline's popular nonstop seasonal service to the three cities. Service will operate weekends from November 22 to December 14, 2003; daily service will be offered December 18, 2003 through April 25, 2004.

"As a result of our restructuring efforts, we have an improved outlook as we work to return to profitability and sustained growth," Hoeksema concluded. "In the fourth quarter, we expect to finalize our financing, realize more of the benefits of our cost restructuring, and continue to demonstrate our sincere commitment to providing passengers with a superior level of service."


Midwest Airlines features nonstop jet service to major destinations throughout the United States. Skyway Airlines, Inc. - its wholly owned subsidiary - operates Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 50 cities. More information is available at www.midwestairlines.com.

                                       ###


This document contains forward-looking statements that may state the company's or management's intentions, hopes, beliefs, expectations or predictions for the future. Words such as "expect," "anticipate," "believe," "estimate," "goal," "objective" or similar words are intended to identify forward-looking statements. It is important to note that the company's actual results could differ materially from those projected results due to factors that include but are not limited to uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to acquired aircraft, fuel costs, competitive developments, interest rates, terrorist attacks or fear of terrorist attacks.

Editor's note: Tables follow

                         MIDWEST EXPRESS HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                           Three Months Ended
                                                                              September 30,
                                                                              -------------
                                                                      2003                     2002               % Change
                                                                      ----                     ----               --------

Operating revenues:
     Passenger service                                         $          81,810       $          92,600               (11.7%)
     Cargo                                                                   835                   1,204               (30.6%)
     Other                                                                12,260                  10,095                21.4%
                                                               ------------------      ------------------       --------------
       Total operating revenues                                           94,905                 103,899                (8.7%)
                                                               ------------------      ------------------       --------------

Operating expenses:
     Salaries, wages and benefits                                         33,875                  40,001               (15.3%)
     Aircraft fuel and oil                                                17,909                  21,190               (15.5%)
     Commissions                                                           2,637                   4,321               (39.0%)
     Dining services                                                       1,630                   5,152               (68.4%)
     Station rental, landing and other fees                                7,822                   9,192               (14.9%)
     Aircraft maintenance materials and repairs                            8,186                  11,974               (31.6%)
     Depreciation and amortization                                         5,124                   5,157                (0.6%)
     Aircraft rentals                                                      6,230                   6,334                (1.6%)
     Other                                                                16,624                  13,943                19.2%
                                                               ------------------      ------------------       --------------
       Total operating expenses                                          100,037                 117,264               (14.7%)
                                                               ------------------      ------------------       --------------
Operating loss                                                            (5,132)                (13,365)              (61.6%)
                                                               ------------------      ------------------       --------------

Other (expense) income:
     Interest income                                                         215                     344               (37.5%)
     Interest expense                                                       (542)                   (774)              (30.0%)
     Other, net                                                               (4)                    162                 n.m.
                                                               ------------------      ------------------       --------------
       Total other (expense) income                                         (331)                   (268)               23.5%
                                                               ------------------      ------------------       --------------

Loss before income tax credit                                             (5,463)                (13,633)              (59.9%)
Income tax credit                                                         (1,912)                 (5,044)              (62.1%)
                                                               ------------------      ------------------       --------------
Net Loss                                                       $          (3,551)      $          (8,589)              (58.7%)
                                                               ==================      ==================       ==============


Loss per common share - basic                                  $           (0.23)      $           (0.55)              (58.2%)
                                                               ==================      ==================       ==============
Loss per common share - diluted                                $           (0.23)      $           (0.55)              (58.2%)
                                                               ==================      ==================       ==============

Weighted average shares - basic                                       15,517,411              15,510,648
Weighted average shares - diluted                                     15,517,411              15,510,648

                         MIDWEST EXPRESS HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                            Nine Months Ended
                                                                              September 30,
                                                                              -------------
                                                                      2003                     2002               % Change
                                                                      ----                     ----               --------

Operating revenues:
     Passenger service                                         $         244,885       $         288,246               (15.0%)
     Cargo                                                                 3,372                   4,314               (21.8%)
     Other                                                                37,603                  31,336                20.0%
                                                               ------------------      ------------------       --------------
       Total operating revenues                                          285,860                 323,896               (11.7%)
                                                               ------------------      ------------------       --------------

Operating expenses:
     Salaries, wages and benefits                                        107,600                 117,590                (8.5%)
     Aircraft fuel and oil                                                60,899                  56,730                 7.3%
     Commissions                                                           8,839                  14,070               (37.2%)
     Dining services                                                       6,342                  15,358               (58.7%)
     Station rental, landing and other fees                               27,356                  27,906                (2.0%)
     Aircraft maintenance materials and repairs                           23,421                  31,298               (25.2%)
     Depreciation and amortization                                        15,968                  15,877                 0.6%
     Aircraft rentals                                                     24,939                  18,957                31.6%
     Impairment loss                                                           -                  29,911                 n.m.
     Other                                                                39,106                  40,309                (3.0%)
                                                               ------------------      ------------------       --------------
       Total operating expenses                                          314,470                 368,006               (14.5%)
                                                               ------------------      ------------------       --------------
Operating loss                                                           (28,610)                (44,110)              (35.1%)
                                                               ------------------      ------------------       --------------

Other income (expense):
     Interest income                                                         696                     911               (23.6%)
     Interest expense                                                     (1,529)                 (2,583)              (40.8%)
     Other, net                                                           11,427                  39,744               (71.2%)
                                                               ------------------      ------------------       --------------
       Total other income (expense)                                       10,594                  38,072               (72.2%)
                                                               ------------------      ------------------       --------------

Loss before income tax credit                                            (18,016)                 (6,038)              198.4%
Income tax credit                                                         (6,305)                 (2,233)              182.4%
                                                               ------------------      ------------------       --------------
Net Loss                                                       $         (11,711)      $          (3,805)              207.8%
                                                               ==================      ==================       ==============


Loss per common share - basic                                  $           (0.75)      $           (0.26)              188.5%
                                                               ==================      ==================       ==============
Loss per common share - diluted                                $           (0.75)      $           (0.26)              188.5%
                                                               ==================      ==================       ==============

Weighted average shares - basic                                       15,515,348              14,471,989
Weighted average shares - diluted                                     15,515,348              14,471,989

                         MIDWEST EXPRESS HOLDINGS, INC.
                           NON-GAAP FINANCIAL MEASURES



Cost Per Available Seat Mile Reconciliation                                  Three Months
                                                                         Ended September 30,
                                                                      2003                  2002            % Change
                                                                      ----                  ----            --------
Midwest Airlines
----------------
Cost per available seat mile (CASM)                                     $0.1174              $0.1162          1.0%
Adjustments:
-----------
Less: Current year fuel usage at prior year fuel price                 ($0.0022)              N/A
                                                                  --------------        -------------
CASM holding fuel rate constant                                         $0.1152              $0.1162          -0.9%
Less: Restructuring costs                                              ($0.0082)              N/A
                                                                  --------------        -------------
CASM holding fuel rate constant and excluding restructuring costs       $0.1070              $0.1162          -7.9%
                                                                  ==============        =============


Midwest Connect
---------------
Cost per available seat mile (CASM)                                     $0.1943              $0.2019          -3.8%
Adjustments:
-----------
Less: Current year fuel usage at prior year fuel price                  $0.0025               N/A
                                                                  --------------        -------------
CASM holding fuel rate constant                                         $0.1918              $0.2019          -5.0%
                                                                  ==============        =============

                         Midwest Express Holdings, Inc.
                              Operating Statistics


                                                                 Three Months Ended                        Nine Months Ended
                                                                    September 30,                            September 30,
                                                         ------------------------------------     ----------------------------------
                                                                                    %                                         %
                                                              2003       2002     Change              2003       2002      Change
                                                         ------------------------------------     ----------------------------------
   Midwest Airlines Operations
   Origin & Destination Passengers                          493,722    494,729     (0.2)           1,412,413  1,484,547     (4.9)
   Scheduled Service Revenue Passenger
        Miles (000s)                                        486,319    481,351      1.0            1,415,189  1,460,422     (3.1)
   Scheduled Service Available Seat
        Miles (000s)                                        692,837    825,339    (16.1)           2,146,749  2,386,704    (10.1)
   Total Available Seat Miles (000s)                        705,716    841,459    (16.1)           2,193,293  2,436,900    (10.0)
   Load Factor (%)                                            70.2%      58.3%     11.9 pts.           65.9%      61.2%     4.7 pts.
   Revenue Yield                                            $0.1310    $0.1540    (14.9)             $0.1367    $0.1597    (14.4)
   Revenue per Schd. Svc. ASM (1)                           $0.0961    $0.0933      3.0              $0.0943    $0.1016     (7.2)
   Total Cost per Total ASM                                 $0.1174    $0.1162      1.0              $0.1181    $0.1287     (8.2)
   Impairment Loss per Total ASM                            $0.0000    $0.0000     n.m.              $0.0000    $0.0123     n.m.
   Average Passenger Trip Length (miles)                        985        973      1.2                1,002        984      1.9
   Number of Flights                                          8,609     11,495    (25.1)              27,644     33,083    (16.4)
   Into-plane Fuel Cost per Gallon                           $0.955     $0.843     13.3               $1.000     $0.787     27.1
   Full-time Equivalent Employees at
        End of Period                                         1,951      2,539    (23.1)               1,951      2,539    (23.1)
   Aircraft in Service at End of Period                          30         34    (11.8)                  30         34    (11.8)


   Midwest Connect Operations
   Origin & Destination Passengers                          163,154    150,751      8.2              445,669    428,906      3.9
   Scheduled Service Revenue Passenger
        Miles (000s)                                         55,750     49,110     13.5              157,218    138,198     13.8
   Scheduled Service Available Seat
        Miles (000s)                                         95,375    103,450     (7.8)             298,654    293,924      1.6
   Total Available Seat Miles (000s)                         95,382    103,472     (7.8)             298,719    294,148      1.6
   Load Factor (%)                                            58.5%      47.5%     11.0 pts.           52.6%      47.0%     5.6 pts.
   Revenue Yield                                            $0.3251    $0.3765    (13.7)             $0.3268    $0.3982    (17.9)
   Revenue per Schd. Svc. ASM (1)                           $0.1950    $0.1791      8.9              $0.1762    $0.1877     (6.1)
   Total Cost per Total ASM                                 $0.1943    $0.2019     (3.8)             $0.1993    $0.1990      0.2
   Average Passenger Trip Length (miles)                        342        326      4.9                  353        322      9.5
   Number of Flights                                         13,705     14,488     (5.4)              41,747     41,181      1.4
   Into-plane Fuel Cost per Gallon                           $1.033     $0.945      9.4               $1.069     $0.874     22.3
   Full-time Equivalent Employees at
        End of Period                                           604        607     (0.5)                 604        607     (0.5)
   Aircraft in Service at End of Period                          25         25      0.0                   25         25      0.0


   (1) Passenger, cargo, and other transport related revenue divided by scheduled service ASMs.

   Note: All statistics exclude charter operations except the following: Total Available Seat Miles, Total Cost per Total ASM, Impairment Loss per Total ASM, Into-plane Fuel Cost, Number of Employees and Aircraft in Service. Aircraft acquired but not yet placed into service are excluded from the aircraft in service statistics. Numbers may not recalculate due to rounding.